Exhibit 99.3

INDEX TO FINANCIAL STATEMENTS

SEMNUR PHARMACEUTICALS, INC.

SEMNUR PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except for par value and share amounts)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$55	$12
Prepaid expenses	—	2
Other current assets	8,335	5,981

Total current assets:	8,390	5,995
Property and equipment, net	689	689

Total assets	$9,079	$6,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$1,355	$35

Total current liabilities:	1,355	35
Related party loans	52,172	49,433

Total liabilities	53,527	49,468
Commitments and contingencies (See Note 6)
Stockholders’ deficit:
Preferred stock, $0.00001 par value, 45,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.00001 par value, 200,000,000 shares authorized, and 160,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024	2	2
Additional paid-in capital	72,598	72,598
Accumulated deficit	(117,048)	(115,384)

Total stockholders’ deficit	(44,448)	(42,784)

Total liabilities and stockholders’ deficit	$9,079	$6,684

See accompanying notes to unaudited condensed financial statements

SEMNUR PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except for share and net loss per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$689	$1,240
General and administrative	975	1,376

Total operating expenses	1,664	2,616

Loss from operations	(1,664)	(2,616)

Net loss	$(1,664)	$(2,616)

Net loss per share — basic and diluted	$(0.01)	$(0.02)

Weighted average number of shares during the period — basic and diluted	160,000,000	160,000,000

See accompanying notes to unaudited condensed financial statements

SEMNUR PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(In thousands, except share amounts)

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance, December 31, 2024	160,000,000	$2	$72,598	$(115,384)	$(42,784)
Net loss	—	—	—	(1,664)	(1,664)

Balance, June 30, 2025	160,000,000	$2	$72,598	$(117,048)	$(44,448)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance, December 31, 2023	160,000,000	$2	$72,598	$(110,694)	$(38,094)
Net loss	—	—	—	(2,616)	(2,616)

Balance, June 30, 2024	160,000,000	$2	$72,598	$(113,310)	$(40,710)

See accompanying notes to unaudited condensed financial statements

SEMNUR PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(1,664)	$(2,616)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock-based compensation	211	371
Changes in operating assets and liabilities:
Prepaid expenses	2	(9)
Accrued expenses	1,320	(806)

Net cash used for operating activities	(131)	(3,060)
Financing activities
Proceeds from related party loans	2,528	3,063
Payments of deferred offering costs	(2,354)	—

Net cash provided by financing activities	174	3,063

Net change in cash and cash equivalents	43	3
Cash and cash equivalents at beginning of period	12	12

Cash and cash equivalents at end of period	$55	$15

See accompanying notes to unaudited condensed financial statements

SEMNUR PHARMACEUTICALS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Nature of Operations and Basis of Presentation

Organization and Principal Activities

Semnur Pharmaceuticals, Inc. (“Semnur” or the “Company” prior to the consummation of the Business Combination (as defined below) and now known as “Semnur, Inc.”) was formed in 2013 and became a wholly owned subsidiary of Scilex Holding Company (“Scilex”) in 2019. The Company is a late clinical stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. The Company is currently developing one product candidate, SP-102 (10 mg, dexamethasone sodium phosphate viscous gel), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which the Company has completed a pivotal Phase 3 study (“SP-102” or “SEMDEXA”). Since inception, the Company has devoted all of its efforts to the development of SP-102 and operates in one segment. The Company is a Delaware corporation and is headquartered in Palo Alto, California.

Business Combination

On August 30, 2024, the Company entered into an agreement and plan of merger (as it may be amended or restated from time to time in accordance with its terms, including by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 16, 2025 (the “Amendment No. 1 to Merger Agreement”) and Amendment No.2 to Agreement and Plan of Merger, dated as of July 22, 2025 (“Amendment No. 2 to Merger Agreement”), the “Merger Agreement”) with Denali Capital Acquisition Corp., a Cayman Islands corporation and special purpose acquisition company (“Denali” or the “SPAC”), and Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (the “Merger Sub”). The proposed merger and business combination contemplated by the Merger Agreement (the “Business Combination”) would result in a publicly traded biopharma company (“New Semnur”) and further provide funding for the Company for use in the development of SP-102, with Scilex expected to be the majority holder of the Company following completion of the proposed Business Combination.

On September 22, 2025, Denali consummated the Business Combination pursuant to the terms of the Merger Agreement with the Company and Merger Sub (the “Closing”). Pursuant to the Merger Agreement, Denali acquired all of the issued and outstanding equity interests of Legacy Semnur. Additionally, pursuant to the terms of the Debt Exchange Agreement (see Note 7), all existing related party indebtedness between the Company and Scilex, totaling $54,236,058, was contributed by Scilex to the Company in exchange for an aggregate 5,423,606 shares of Series A Preferred Shares. At the effective time of the Business Combination (the “Effective Time”), such shares were exchanged for 5,423,606 shares of New Semnur Series A Preferred Stock and 542,361 shares of New Semnur Common Stock. In connection with the completion of the Business Combination, Denali was renamed to, and will operate as, “Semnur Pharmaceuticals, Inc.” The New Semnur Common Stock and New Semnur Warrants began trading on the OTC Markets under the new ticker symbol “SMNR” and “SMNRW”, respectively, on September 23, 2025.

The Business Combination was accounted for as a reverse recapitalization. Because Scilex controlled Semnur before the Business Combination and will also control New Semnur following the Business Combination, Denali was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Semnur issuing stock for the net assets of Denali, accompanied by a recapitalization whereby the net assets of Denali will be stated at historical cost and no goodwill or other intangible assets are recorded.

The Company’s legal, accounting and other fees directly attributable to the Business Combination were deferred and capitalized within other current assets on the balance sheets. Total costs deferred and capitalized in relation to the Business Combination as of June 30, 2025 and December 31, 2024 were $8.3 million and $6.0 million, respectively.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

These unaudited interim condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, include all adjustments of a normal recurring nature necessary to present fairly, in all material respects, the Company’s financial position, results of operations and cash flows. These unaudited condensed financial statements should be read in conjunction with the financial statements for the year ended December 31, 2024. Operating results for the six-month periods presented are not necessarily indicative of the results that may be expected for the Company’s 2025 fiscal year, or any subsequent period.

Carve-Out Method

Since 2019, the Company has operated as a wholly owned subsidiary of Scilex and the Company’s financial results have been historically included in Scilex’s consolidated financial results. Standalone financial statements have not previously been prepared for the Company. Accordingly, these separate financial statements have been extracted from the accounting records of Scilex.

The accompanying financial statements reflect assets, liabilities, and expenses that are directly attributable to the Company, including the assets, liabilities, and expenses of the SP-102 development program. The assets and liabilities excluded from the accompanying financial statements consist of:

•

Cash held by Scilex to fund the Company’s operations. Scilex uses a centralized approach to cash management and financing of its operations and those of its subsidiaries. Accordingly, only the cash and cash equivalents residing in the Company’s bank accounts and legally owned by the Company have been reflected in these financial statements.

•

Other assets and liabilities at Scilex which are not directly related to, or are not specifically owned by, or are not commitments, of the Company, including certain fixed assets, intangible assets, and leases shared by the Company with other business operations of Scilex.

•

Third-party debt held by Scilex and the related interest expense have not been allocated to the financial statements as the Company was not the legal obligor of the third-party debt and Scilex’s borrowings were not directly attributable to the Company. To fund the Company’s operating cash flow needs, Scilex made payments on behalf of the Company directly to vendors during the six months ended June 30, 2025 and 2024 totaling $2.5 million and $3.1 million, respectively. Additionally, allocated non-cash stock-based compensation expenses during the six months ended June 30, 2025 and 2024 were $0.2 million and $0.4 million, respectively. These amounts do not carry interest, and are not expected to be settled through transfer of cash or other assets by the Company. On August 30, 2024, the Company and Scilex entered into a Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”) in connection with the planned settlement of these amounts. Given these amounts are a form of indebtedness, as acknowledged by the parties under the Debt Exchange Agreement, they are presented as a related party loan in the historical financial statements. See the section titled “Debt Exchange Agreement” in Note 7 titled “Related Parties” for additional details.

The Company’s operating expenses consisted of both research and development (“R&D”) and general and administrative (“G&A”) expenses. R&D expenses directly related to the Company, including third-party costs of conducting studies and clinical trials for the SP-102 product candidate, were entirely attributed to the Company in the accompanying financial statements. R&D salaries, wages, benefits, and stock-based compensation related to Scilex’s equity incentive plans were allocated to the Company based on the estimated percentage of time certain Scilex R&D employees spent on the SP-102 program.

The Company also received services and support from other functions of Scilex. The Company’s operations are dependent upon the ability of these other functions to provide these services and support. The costs associated with these services and support were allocated to the Company based on the estimated percentage of time certain Scilex employees spent supporting the SP-102 program. These allocated costs were primarily related to corporate administrative expenses, G&A employee related costs, including salaries, stock-based compensation related to Scilex’s equity incentive plans, and other benefits for corporate employees, as well as other expenses for shared assets for the following functional groups: information technology, legal, accounting and finance, facilities, and other corporate and infrastructural services. These allocated costs were recorded as R&D expenses and G&A expenses in the statements of operations.

The Company believes the assumptions and allocations underlying the accompanying financial statements were reasonable and appropriate under the circumstances. Nevertheless, the Company’s financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may have incurred additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in its historical results of operations, financial position and cash flows.

Forward Stock Split

On August 30, 2024, the Company’s board of directors approved an amendment to its Amended and Restated Certificate of Incorporation to (a) increase the authorized number of shares of all classes of the Company’s stock to 245,000,000 shares, consisting (i) 200,000,000 shares of common stock, par value $0.00001 per share, and (ii) 45,000,000 shares of preferred stock, par value $0.00001 per share; (b) effect a 160,000-for-1 forward stock split of all outstanding shares of the Company’s common stock (the “Forward Split”); and (c) establish the authorization for issuance of shares of preferred stock designation in series. The Forward Stock Split proportionally increased the number of all issued and outstanding shares of the Company’s common stock from 1,000 to 160,000,000 and did not change the par value per share. All equity-related information including per share amounts for all periods presented within these financial statements have been adjusted retroactively, where applicable, to reflect the Forward Split. During the preparation of the financial statements for the quarter ended March 31, 2025, the Company identified an immaterial clerical error in the number of authorized shares reported on the face of the audited balance sheet in the annual financial statements for the years ended December 31, 2024 and 2023. The number of authorized shares of the Company’s common stock and preferred stock as of December 31, 2024 were incorrectly stated due to a typographical error; however, the dollar amounts presented, and the related disclosures in the notes to the financial statements, were accurate and correctly reflected the number of shares authorized. The Company has corrected this error in the accompanying unaudited balance sheet as of June 30, 2025. Management has concluded that this error was not material to the Company’s previously issued financial statements and therefore does not affect the reliability of the prior period financial statements.

Use of Estimates

The preparation of these unaudited condensed financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of operating expenses during the reporting period. These estimates include, but are not limited to, fair value of financial instruments, useful lives of property and equipment, certain assumptions used to calculate the fair value of Scilex stock option awards, as well as the percentage of time certain Scilex employees spent supporting the Company’s SP-102 program, which is used to calculate the amount of operating expenses allocated from Scilex as discussed in the “Carve-Out Method” section above.

Significant Accounting Policies

There have been no significant changes to the Company’s significant accounting policies during the six months ended June 30, 2025, as compared to those described in Note 3 of the notes to the annual financial statements for the years ended December 31, 2024 and 2023.

Recently Issued Accounting Pronouncements

There have been no significant changes to the Company’s discussion of recently issued accounting pronouncements during the six months ended June 30, 2025, as compared to those described in Note 3 of the notes to the annual financial statements for the years ended December 31, 2024 and 2023.

Note 2. Liquidity and Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management has assessed the Company’s ability to continue as a going concern for at least one year after the issuance date of the accompanying financial statements.

As of June 30, 2025, the Company had cash and cash equivalents of approximately $55,000. During the six months ended June 30, 2025, the Company had operating losses of $1.7 million and negative cash flows from operations of $0.1 million. The Company had an accumulated deficit of approximately $117.0 million as of June 30, 2025. The Company is dependent upon Scilex to provide services and funding to support the operations of the Company until, at least, such time as external financing is obtained. The Company expects to incur significant expenses and operating losses for the foreseeable future as it continues its efforts to develop and seek regulatory approval for SP-102.

The Company will need additional financing to fund its ongoing activities. The Company may obtain additional funding through a combination of equity offerings, debt financings, collaborations, government contracts or other capital sources, including potential collaborations with other companies or other strategic transactions. The Company’s plans are also dependent upon the success of future development and regulatory approval of SP-102.

Although the Company believes such plans, if executed, should provide the Company with financing to meet its needs, successful completion of such plans is dependent on factors outside the Company’s control. As a result, management has concluded that the aforementioned conditions, among other things, raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Note 3. Fair Value Measurements

The Company measures and reports certain financial instruments as assets and liabilities at fair value on a recurring basis. The following table presents the Company’s financial assets that are measured at fair value on a recurring basis and the level of inputs used in such measurements (in thousands):

	June 30, 2025
	Balance	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Money market funds	$6	$6	$—	$—

Total assets measured at fair value	$6	$6	$—	$—

	December 31, 2024
	Balance	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Money market funds	$6	$6	$—	$—

Total assets measured at fair value	$6	$6	$—	$—

The Company’s financial assets carried at fair value are comprised of cash and cash equivalents. Cash and cash equivalents consist of money market accounts and bank deposits which are highly liquid and readily tradable. These assets are valued using inputs observable in active markets for identical securities.

Note 4. Balance Sheet Components

Property and equipment, net

Property and equipment, net consists of the following (in thousands):

	June 30, 2025	December 31, 2024
Construction-in-progress	$689	$689
Furniture	17	17
Computers and equipment	8	8

Property and equipment, gross	714	714
Less: Accumulated depreciation	(25)	(25)

Property and equipment, net	$689	$689

The Company recognized no depreciation expense for each of the six months ended June 30, 2025 and 2024. Costs for long-lived assets not yet placed into service are capitalized as construction-in-progress and depreciated once placed into service. The Company assesses impairment on an annual basis. As of each of June 30, 2025 and December 31, 2024, there was no impairment identified on property and equipment.

Accrued Expenses

Accrued expenses consist of the following (in thousands):

	June 30,	December 31,
	2025	2024
Accrued professional service fees	$1,332	$10
Accrued expense for construction in progress	23	23
Accrued other	—	2

Total accrued expenses	$1,355	$35

Note 5. Stock-Based Compensation

The Company does not have any employees who are directly employed by the Company nor did it have its own stock-based compensation plans during each of the six months ended June 30, 2025 and 2024, other than the Semnur Pharmaceuticals, Inc. 2024 Stock Option Plan (the “2024 Plan”) as described below. However, certain shared employees of Scilex support the Company and also participate in Scilex’s stock-based compensation plans that provide for the granting of stock options, NSOs, stock appreciation rights, restricted stock, restricted stock units, and other awards. Such shared employees’ time and efforts are partially spent on activities attributable to the Company and partially spent on activities attributable to Scilex; Scilex did not have any employees whose activities are solely dedicated or solely attributable to the Company during the six months ended June 30, 2025 and 2024. Total stock-based compensation recognized consists of an allocation of such shared employees’ stock-based compensation expense on the same basis as their salaries and benefits.

Separate stock-based information of the Company was not applicable due to the allocation of shared employees. The Company recognized no expense from the 2024 Plan during the six months ended June 30, 2025 and did not have its own equity incentive plans during the six months ended June 30, 2024. Therefore, unless otherwise indicated, the information below is with respect to the stock and stock-based compensation plans of Scilex.

Valuation Assumptions

Scilex calculates the fair value of stock options granted to employees and nonemployees and employee stock purchase plan (“ESPP”) using the Black-Scholes option pricing method. The Black-Scholes option pricing method requires the use of subjective assumptions.

The following assumptions were used in the Black-Scholes option pricing model to estimate stock-based compensation on the date of grant for stock options granted and ESPP shares issued for the six months ended June 30, 2025:

Six Months Ended June 30, 2025
Stock options:
Expected dividend yield	0.00%
Expected volatility	96.30%
Risk-free interest rate	4.17%
Term of options (in years)	6.3
Employee stock purchase plan:
Expected dividend yield	0.00%
Expected volatility	112.87%
Risk-free interest rate	4.31%
Expected life (in years)	0.49

Total stock-based compensation expense related to Scilex’s equity incentive plans and allocated to the Company was recorded in the statements of operations as follows (in thousands):

	Six Months Ended June 30,
	2025	2024
Research and development	$107	$54
General and administrative	104	317

Total stock-based compensation expense	$211	$371

As of June 30, 2025, the total unrecognized compensation costs related to certain unvested Scilex employee stock option grants that are expected to be allocated to the Company’s future operating expenses were $0.8 million, of which the Company expects to recognize over a weighted-average period of approximately 1.8 years. This amount is subject to change based on the actual amount of time certain Scilex employees will spend providing services attributable to the Company.

Employee Stock Incentive Plan

2024 Plan

On August 30, 2024, the Company’s board of directors adopted the 2024 Plan, under which 40,000,000 shares of the Company’s common stock were reserved for future issuance. On the same day, NSOs to purchase an aggregate of 40,000,000 shares of the Company’s common stock were approved for grant to members of the Company’s executive team and certain Scilex employees who provide services to Semnur. The NSOs granted have an exercise price of $1.58 per share, a term of 10 years (unless earlier terminated in accordance with the terms of the option agreement) and vest 1/48th on a monthly basis over a period of four years from the vesting commencement date as set forth in the applicable option agreement (subject to the holder’s continuous service with the Company). The NSOs are not exercisable until the earlier to occur of (i) the approval by the stockholders of Denali of the proposal that each Semnur Option that is then outstanding shall be converted into the right to receive an option relating to New Semnur Common Stock (the “Option Exchange”) or (ii) the approval by the stockholders of Scilex of the 2024 Plan at or prior to the 2025 annual meeting of stockholders of Scilex (and not withstanding the foregoing, the NSOs are not exercisable until all payments and all obligations under the Senior Secured Promissory Note issued to Oramed Pharmaceuticals, Inc., dated September 21, 2023 (as amended, the “Oramed Note”) have been paid in full). These NSOs are not considered to be granted under accounting rules as neither repayment of the Oramed Note nor closing of the Business Combination has occurred. As such, once the NSOs are considered granted, the total amount of stock-based compensation expense attributable to these NSOs would be determined based on their accounting grant-date fair value and to be recognized, on a tranche-by-tranche basis, over forty-eight equal monthly tranches. No expense was recorded in connection with the NSOs granted under the 2024 Plan as of December 31, 2024, as the vesting is contingent upon the repayment of

(a) the Oramed Note and (b) (i) the closing of the Business Combination or (ii) the approval by the stockholders of Scilex of the 2024 Plan at or prior to the 2025 annual meeting of stockholders of Scilex.

Consulting Agreements with Stock Renumeration

Consulting Services Agreement with 450W42ND MIMA, LLC

On August 25, 2024, the Company entered into a consulting services agreement with 450W42ND MIMA, LLC who agreed to perform certain consulting and advisory services related to the Company’s business, financing, and mergers and acquisitions opportunities for a period of 12 months from the date of the agreement. In exchange for the services provided and subject to the terms and conditions contained in the consulting services agreement, the Company agreed to issue to 450W42ND MIMA, LLC, the lower of (a) 4.0 million shares or (b) 2% of the outstanding shares, in each case, of common stock of New Semnur following the consummation of the Business Combination. No expense was recorded in connection with such agreement as of June 30, 2025, as the payment of the shares is contingent upon closing of the Business Combination, which occurred subsequent to June 30, 2025, and satisfaction of the terms and conditions contained in the consulting services agreements and no substantial work had been rendered by 450W42ND MIMA, LLC under such agreement as of June 30, 2025. The total value attributable to these shares, if issued, will be determined on the date of issuance with the associated expense to be recognized over the remaining consulting service period determined at that time. On July 22, 2025, the Company entered into an amendment to the foregoing consulting services agreement, pursuant to which the Company agreed to instead issue to 450W42ND MIMA, LLC 3.2 million shares of Semnur Common Stock as finder and advisory retainer fees subject to the satisfaction of the terms and conditions contained in the consulting services agreement, as amended.

Consulting Services Agreement with Wise Orient Investments Limited

On August 26, 2024, the Company entered into a consulting services agreement with Wise Orient Investments Limited who agreed to perform certain consulting and advisory services related to the Company’s business, financing, and mergers and acquisitions opportunities for a period of 12 months from the date of the agreement. In exchange for the services provided and subject to the terms and conditions contained in the consulting services agreement, the Company agreed to issue to Wise Orient Investments Limited, the lower of (a) 4.0 million shares or (b) 2% of the outstanding shares, in each case, of common stock of New Semnur following the consummation of the Business Combination. No expense was recorded in connection with such agreement as of June 30, 2025, as the payment of the shares is contingent upon closing of the Business Combination, which occurred subsequent to June 30, 2025, and satisfaction of the terms and conditions contained in the consulting services agreements and no substantial work had been rendered by Wise Orient Investments Limited under such agreement as of June 30, 2025. The total value attributable to these shares, if issued, will be determined on the date of the issuance with the associated expense to be recognized over the remaining consulting service period determined at that time. On July 22, 2025, the Company entered into an amendment to the foregoing consulting services agreement, pursuant to which the Company agreed to instead issue to Wise Orient Investments Limited 3.2 million shares of Semnur Common Stock as finder and advisory retainer fees subject to the satisfaction of the terms and conditions contained in the consulting services agreement, as amended.

Consulting Services Agreement with JW Investment Management Company Limited

On June 12, 2025 the Company entered into an advisory services agreement with JW Investment Management Company Limited (“JW”), pursuant to which JW agreed to perform certain consulting and advisory services related to the Company’s business, financing, and mergers and acquisitions opportunities for a period of 12 months from the date of the agreement. In exchange for the services provided and subject to the terms and conditions contained in the consulting services agreement, the Company agreed to issue JW 10,000,000 shares of Common Stock of New Semnur as finder and advisory retainer fees following the consummation of the Business Combination, as well as a financing service fee of 7% of the received investment funds should JW successfully facilitate the signing of a PIPE contract on the Company’s behalf. No expense was recorded in connection with such agreement as of June 30, 2025, as the payment of the shares is contingent upon closing of the Business Combination, which occurred subsequent to June 30, 2025, and satisfaction of the terms and conditions contained in the consulting services agreements and no substantial work had been rendered by JW under such agreement as of June 30, 2025. The total value attributable to these shares, if issued, will be determined on the date of the issuance with the associated expense to be recognized over the remaining consulting service period determined at that time. On July 22, 2025, the Company entered into an amendment to the foregoing consulting services agreement, pursuant to which the Company agreed to instead issue to JW 8.0 million shares of Semnur Common Stock as finder and advisory retainer fees subject to the satisfaction of the terms and conditions contained in the consulting services agreement, as amended.

Note 6. Commitments and Contingencies

In the normal course of business, the Company may from time to time be named as a party to various legal claims, actions and complaints, including matters involving employment, intellectual property, effects from the use of therapeutics utilizing its technology, or others. It is impossible to predict with certainty whether any resulting liability would have a material adverse effect on the Company’s financial position, results of operations or cash flows. As of June 30, 2025, the Company was not a party to any material legal proceedings with respect to itself or any of its material properties.

Semnur Merger Agreement

On March 18, 2019, Semnur was acquired by Scilex pursuant to an Agreement and Plan of Merger with Semnur (as amended, the “Semnur Merger Agreement”), Sigma Merger Sub, Inc., a wholly owned subsidiary of Scilex (“Sigma Merger Sub”), Fortis Advisors LLC, solely as representative of the holders of the Company’s equity (the “Semnur Equityholders’ Representative”), and for limited purposes, Sorrento Therapeutics, Inc. Pursuant to the Semnur Merger Agreement, Sigma Merger Sub merged with and into the Company (the “Semnur Merger”), and the Company survived as Scilex’s wholly owned subsidiary.

Pursuant to the Semnur Merger Agreement, and upon the terms and subject to the conditions contained therein, Scilex agreed to pay the former holders of Semnur’s capital stock (the “Semnur Equityholders”) up to $280.0 million in aggregate contingent cash consideration based on the achievement of certain milestones (which amount is expected to be charged back to Semnur through an intercompany arrangement), comprised of a $40.0 million payment that will be due upon obtaining the first approval of a NDA of a Semnur product by the FDA and additional payments that will be due upon the achievement of certain amounts of net sales of Semnur products, as follows: (i) a $20.0 million payment upon the achievement of $100.0 million in cumulative net sales of a Semnur product, (ii) a $20.0 million payment upon the achievement of $250.0 million in cumulative net sales of a Semnur product, (iii) a $50.0 million payment upon the achievement of $500.0 million in cumulative net sales of a Semnur product, and (iv) a $150.0 million payment upon the achievement of $750.0 million in cumulative net sales of a Semnur product. To-date, none of the foregoing payments have been triggered.

Shah Assignment Agreement

On August 6, 2013, the Company entered into an Assignment Agreement (the “Shah Assignment Agreement”) with Shah Investor LP (“Shah Investor”). Pursuant to the Shah Assignment Agreement, Shah Investor assigned to the Company the patents, know-how and other intellectual property related to pharmaceutical compositions of corticosteroids.

In consideration of the license and rights granted by Shah Investor, Semnur agreed to pay royalties (i) at the rate of 1.5% of the Net Sales for Annual Net Sales (each as defined therein) up to $250,000,000 and (ii) at the rate of 2.5% of the Net Sales for Annual Net Sales of $250,000,000 and above, subject to certain adjustments as set out in the Shah Assignment Agreement. Such royalties payment for a given calendar quarter shall be due and payable on the date the royalty report for such quarter is due under the Shah Assignment Agreement. To-date, none of the foregoing payments have been triggered.

The Shah Assignment Agreement continues in full force and effect on a country-by-country and product-by-product basis until royalties are no longer due on such product under the agreement. The Shah Assignment Agreement contains customary reciprocal indemnification obligations for Shah Investor and Semnur.

Subsidiary Guarantee to Oramed Note

On September 21, 2023, Scilex entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement (the “Scilex-Oramed SPA”) with Oramed Pharmaceuticals Inc. (“Oramed”) and the Agent (as defined below), pursuant to which, among other things, Scilex issued to Oramed a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Oramed Note”). In connection with the Scilex-Oramed SPA, Scilex and each of its subsidiaries, including the Company, (collectively, the “Guarantors”)

entered into a subsidiary guarantee (as amended, the “Subsidiary Guarantee”) with Oramed and Acquiom Agency Services LLC, as the collateral agent for the holders of the Oramed Note (the “Agent”), pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Oramed Note and any additional notes issued by Scilex in full or partial substitution of the Oramed Note. Following the execution of the amended and restated security agreement with Oramed on October 8, 2024, and upon completion of the Business Combination, as of September 22, 2025, the Company was no longer a Guarantor under the Subsidiary Guarantee.

Note 7. Related Parties

Transactions entered into between the Company and Scilex were included within the financial statements and are considered related party transactions. These transactions have been reflected as related party loans, a long-term liability, within the balance sheets and statements of cash flows as they represent a form of indebtedness under the Debt Exchange Agreement. See the “Basis of Presentation” section of Note 1 for additional details. The total loans received from Scilex for the six months ended June 30, 2025 and 2024 are as follows (in thousands):

	Six Months Ended June 30,
	2025	2024
Loans from Scilex Holding Company — stock-based compensation	$211	$371
Loans from Scilex Holding Company — expenses paid by Scilex Holding Company on behalf of the Company	2,528	3,063

Total loans from Scilex Holding Company	$2,739	$3,434

Debt Exchange Agreement

On August 30, 2024, the Company and Scilex entered into the Debt Exchange Agreement with respect to certain amounts owed to Scilex by the Company, including accrued and unpaid interest thereon, if any, which amount may be updated pursuant to the terms thereof, for certain loans and other amounts provided by Scilex to the Company prior to the closing of the Business Combination (the “Outstanding Indebtedness”). The Outstanding Indebtedness as of June 30, 2025 and December 31, 2024 was approximately $52,172,274 and $49,433,467, respectively, but will not exceed $60,000,000 as of immediately prior to the closing of the Business Combination.

Pursuant to the Debt Exchange Agreement, effective as of immediately prior to, and contingent upon, the closing of the Business Combination, Scilex agreed to contribute the Outstanding Indebtedness (as set forth in the Debt Exchange Agreement) to the Company in exchange for the issuance by the Company to Scilex of that number of shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Series A Preferred Shares” and such transaction, the “Contribution”) that is equal to (a) the sum of the aggregate amount of the Outstanding Indebtedness and the amount that is equal to 10% of such aggregate amount of the Outstanding Indebtedness divided by (b) $11.00 (rounded up to the nearest whole share). Further, pursuant to the terms of the Debt Exchange Agreement, prior to the Contribution, the Company agreed to file, with the Secretary of State of the State of Delaware, a certificate of designations, in the form agreed in the Debt Exchange Agreement, to set forth the designations, powers, rights and preferences and qualifications, limitations and restrictions of the Series A Preferred Shares. Upon the occurrence of the Contribution and issuance of the Series A Preferred Shares to Scilex, the Outstanding Indebtedness shall be extinguished in its entirety and shall be of no further force or effect and shall be deemed paid and satisfied in full and irrevocably and automatically discharged, terminated and released.

Scilex Bio JV

On April 17, 2025, Scilex and IPMC Company formed a joint venture, Scilex Bio, Inc. (“Scilex Bio”), to develop and commercialize a next-generation reversible MAO-B Inhibitor, a novel inhibitor of aberrant GABA production in reactive astrocytes for the treatment of obesity and neurodegenerative diseases including Alzheimer’s disease. Scilex contributed 5.0 million shares of Semnur Common Stock owned by Scilex to Scilex Bio in exchange for a 60% ownership interest in Scilex Bio and IPMC Company contributed certain assets to Scilex Bio in exchange for a 40% ownership interest in Scilex Bio. The Company is not a direct party to this joint venture transaction and is not expected to be involved in any operating activities of Scilex Bio going forward.

Note 8. Net Loss Per Share

Basic and diluted net loss per share is computed by dividing net loss by the weighted-average number of common stock outstanding for the period. For periods in which the Company generated a net loss, the Company does not include the potential impact of dilutive securities in diluted net loss per share, as the impact of these items is anti-dilutive. Specifically, NSOs granted under the 2024 Plan to purchase an aggregate of 40,000,000 shares of the Company’s common stock were considered anti-dilutive and therefore were excluded from the computation of diluted net loss per share for the six months ended June 30, 2025. There were no outstanding securities considered anti-dilutive for computation of diluted net loss per share for the six months ended June 30, 2025.

	Six Months Ended June 30,
	2025	2024
Net loss (in thousands)	$(1,664)	$(2,616)

Net loss per share — basic and diluted	$(0.01)	$(0.02)
Weighted average number of shares during the period — basic and diluted	160,000,000	160,000,000

Note 9. Subsequent Events

The Company has completed an evaluation of all subsequent events through the date these financial statements were issued, to ensure these financial statements include appropriate disclosure of events both recognized in the financial statements and events which occurred but were not recognized in the financial statements. The Company has concluded that no events or transactions have occurred that require disclosure, other than those described below.

Amendment No. 2 to Merger Agreement

The Merger Agreement was amended on July 22, 2025, pursuant to Amendment No. 2 to Merger Agreement, by and among Denali, Merger Sub and the Company. Among other things, Amendment No. 2 to Merger Agreement modifies the definitions of the Exchange Ratio (as defined in Amendment No. 2 to Merger Agreement) and Merger Consideration (as defined in Amendment No. 2 to Merger Agreement) to facilitate the issuance of additional shares of the Company’s common stock prior to the closing of the Business Combination in connection with any potential private placement financing and to advisors and other service providers for services rendered.

Amendment to Consulting Services Agreement with 450W42ND MIMA, LLC

On July 22, 2025, the Company entered into an amendment to the consulting services agreement previously entered with 450W42ND MIMA, LLC on August 25, 2024. Pursuant to the amendment, among other things, the parties agreed that in exchange for the services provided thereunder, the Company agreed to instead issue to 450W42ND MIMA, LLC 3.2 million shares of Semnur Common Stock as finder and advisory retainer fees subject to the satisfaction of the terms and conditions contained in the consulting services agreement, as amended.

Amendment to Consulting Services Agreement with Wise Orient Investments Limited

On July 22, 2025, the Company entered into an amendment to the consulting services agreement previously entered with Wise Orient Investments Limited on August 26, 2024. Pursuant to the amendment, among other things, the parties agreed that in exchange for the services provided thereunder, the Company agreed to instead issue to Wise Orient Investments Limited 3.2 million shares of Semnur Common Stock as finder and advisory retainer fees subject to the satisfaction of the terms and conditions contained in the consulting services agreement, as amended.

Amendment to Consulting Services Agreement with JW Investment Management Company Limited

On July 22, 2025, the Company entered into an amendment to the advisory services agreement previously entered with JW on June 12, 2025. Pursuant to the amendment, among other things, the parties agreed that in exchange for the services provided thereunder, the Company agreed to instead issue to JW 8.0 million shares of Semnur Common Stock as finder and advisory retainer fees subject to the satisfaction of the terms and conditions contained in the consulting services agreement, as amended.

Stock Issuance Agreement

On July 22, 2025, the Company entered into a stock issuance agreement with the law firm named therein pursuant to which the law firm is issued 10,000,000 shares of the Semnur Common Stock as a retainer for legal services and payment for prior services that were exchanged for shares of New Semnur Common Stock upon closing of the Business Combination pursuant to the terms of the Merger Agreement.

Amendment to Increase Authorized Shares

On July 23, 2025, the Company’s board of directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of all classes of Company’s stock to 785,000,00 shares, consisting of (i) 740,000,000 shares of common stock, par value $0.00001 per share, and (ii) 45,000,000 shares of preferred stock, par value $0.00001 per share.

PIPE Securities Purchase Agreement

On August 20, 2025, the Company and Denali entered into a securities purchase agreement (the “PIPE SPA”) with the investor named therein (the “PIPE Investor”), pursuant to which the investor agreed to purchase 1,250,000 shares of New Semnur Common Stock at a price of $16.00 per share, for an aggregate purchase price of $20.0 million following the consummation of the Business Combination. On September 22, 2025, the PIPE SPA was amended to provide that unless such agreement was terminated pursuant to its terms (or otherwise by mutual agreement of the parties thereto), the closing of the transactions contemplated thereby would occur not later than the 14th business day following the closing of the Business Combination, subject to the satisfaction or waiver of the closing conditions set forth therein.

Consummation of Business Combination

On September 22, 2025, Denali consummated the Business Combination pursuant to the terms of the Merger Agreement with the Company and Merger Sub (the “Closing”). Pursuant to the Merger Agreement, Denali acquired all of the issued and outstanding equity interests of Legacy Semnur. At the Closing, (i) each outstanding share of Semnur Common Stock as of immediately prior to the Effective Time (other than shares held by Semnur or its subsidiaries or shares the holders of which exercise dissenters’ rights of appraisal) automatically converted into the right to receive a number of shares of New Semnur Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), (ii) each outstanding share of Legacy Semnur Preferred Stock as of immediately prior to the Effective Time automatically converted into the right to receive (a) one share of New Semnur Series A Preferred Stock and (b) one-tenth of one share of New Semnur Common Stock, and (iii) each option to purchase Legacy Semnur Common Stock that was outstanding as of immediately prior to the Effective Time converted into the right to receive an option to purchase a number of New Semnur Common Stock upon substantially the same terms and conditions as were in effect with respect to such option immediately prior to the Effective Time with the exercise price thereof adjusted by the Exchange Ratio. The Merger Consideration transferred to Semnur stockholders and holders of Legacy Semnur Options (given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting) at Closing was 280,500,000 shares of New Semnur Common Stock, which is equal to the quotient of (i) the sum of (A) $2.5 billion plus (B) the product of (1) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued after the date of the Merger Agreement and outstanding immediately prior to the Effective Time multiplied by (y) 1.25 multiplied by (2) $10.00, divided by (ii) $10.00.

Additionally, pursuant to the terms of the Debt Exchange Agreement (see Note 7), all existing related party indebtedness between the Company and Scilex, totaling $54,236,058, was contributed by Scilex to the Company in exchange for an aggregate 5,423,606 shares of Series A Preferred Shares. At the Effective Time of the Business

Combination, such shares were exchanged for 423,606 shares of New Semnur Series A Preferred Stock and 542,361 shares of New Semnur Common Stock.

In connection with the completion of the Business Combination, Denali was renamed to, and will operate as, “Semnur Pharmaceuticals, Inc.” The Company’s Common Stock and the Company’s Warrants began trading on the OTC Markets under the new ticker symbol “SMNR” and “SMNRW”, respectively, on September 23, 2025.

The Business Combination was accounted for as a reverse recapitalization. Because Scilex controlled Semnur before the Business Combination and will also control New Semnur following the Business Combination, Denali was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Semnur issuing stock for the net assets of Denali, accompanied by a recapitalization whereby the net assets of Denali will be stated at historical cost and no goodwill or other intangible assets are recorded.

Bitcoin Securities Purchase Agreement

On September 23, 2025, the Company entered into a Securities Purchase Agreement (the “Semnur/Biconomy SPA”) with an Biconomy PTD.LTD (“Biconomy”). Pursuant to the Semnur/Biconomy SPA, the Company agreed to issue and sell, and Biconomy agreed to purchase, an aggregate of 6,250,000 shares (the “Biconomy Shares”) of New Semnur Common Stock, for a purchase price of $16.00 per share, payable in Bitcoin blockchain (“Bitcoin”), with such amount of Bitcoin equal to the quotient of (A) the buyer’s respective aggregate purchase price divided by (B) the spot exchange rate for Bitcoin as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the closing date of the purchase.